PORTIONS OF THIS EXHIBIT HAVE BEEN DELETED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION UNDER RULE 406 OF THE SECURITIES ACT OF 1933 AND THE
FREEDOM OF INFORMATION ACT.

        INTERNATIONAL TELECOMMUNICATION SERVICES AGREEMENT

                             BETWEEN

                    VIDESH SANCHAR NIGAM LTD.

                               AND

                       STARTEC INCORPORATED

     This Agreement made at Bombay and on this 12th day of November, 1992 by Videsh Sanchar Nigam Limited (a Government of
India Enterprise), incorporated under the Indian Companies Act,

                                54
1956 and having its registered office at Videsh Sanchar Bhavan Mahatma Gandhi Road, Bombay 400 001, India (hereinafter referred to as "VSNL" which expression shall, unless excluded by or repugnant to the context or meaning thereof, include its successors and assignees) of the One Part and STARTEC Incorporated, a corporation incorporated and existing under the laws of the state of Maryland in the United States of America and having its registered office at 6000 Executive Boulevard, Suite 202, Rockville, Maryland 20852, U.S.A. (hereinafter referred to as "STARTEC" which expression shall, unless excluded by or repugnant to the context or meaning thereof, include its successors and assignees).

     WHEREAS, VSNL is a duly authorized international telecommunications carrier, existing and operating under the laws of India.

     AND WHEREAS, STARTEC is a duly authorized telecommunications carrier existing and operating under the laws of Maryland and the United States of America.

     AND WHEREAS, VSNL and STARTEC have agreed to provide jointly on a non-exclusive basis telecommunications services between India and U.S.A. and pursuant to that agreement VSNL and STARTEC have set up [CT REQUESTED] lines between Washington D.C. and Delhi since July 1990, and have jointly installed and completed the testing of STARTEC's Fax Node between Washington D.C. and Bombay;

     WHEREAS, the purpose of the Agreement is to provide a basis for further expansion of the VSNL and STARTEC relationship to the common benefit;

     NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS
FOLLOWS:

                            ARTICLE I

1. This Agreement contemplates cooperation between the Parties hereto to provide on a non-exclusive basis telecommunication services including telephone, facsimile Node services, voice services, (collectively referred to as "PSTN Service"), and other value added services such as remote office and video conferencing.

2. The present Agreement details out the understanding for cooperation and expansion for PSTN Service.

3. The understanding for other valued added services will be negotiated on a case by case basis and entered into as Supplementary Agreements as and when concluded.


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                            ARTICLE II

           Agreement for Proposed Expansion of Services

Subject to compliance with the new financial terms and conditions set out in this part, the Parties agree to implement expansion as stated herein below subject to the understanding that until the date for expansion is decided in writing and the expansion is implemented, the Parties shall continue operations as per the existing terms and conditions, and on furnishing the [CT REQUESTED] of this agreement before 1st January, 1993.

1.   PSTN Voice

     i. the number of circuits will be increased to [CT REQUESTED] initially. Thereafter, the Parties will increase circuits by mutual Agreement to reflect traffic patterns, provided that before any such increase in number of circuits is effected by VSNL, dues if any, up to the end of the quarter previous to the quarter in which decision for increase in number of circuits is proposed, shall be settled by STARTEC and realized by VSNL.

     ii. All circuits will be configured as two way and extended initially to Bombay, Delhi and Madras. Gradually, circuits will be extended to all Indian Gateways, upon mutual Agreement to reflect traffic patterns.

2.   Facsimile Node:

     i. The parties have installed one Fax Node at STARTEC's premises in Washington, D.C. and the other at VSNL's premises in Bombay.

     ii. STARTEC has provided all the software involved with the operation of the Fax Node.

     iii. STARTEC has provided at its own cost peripheral hardware like Fax Cards, Voice boards and modems as required for the Fax Node in Bombay.

     iv. STARTEC has trained VSNL personnel for the operation and maintenance of the Fax Node. STARTEC has met all expenses for any training to be imparted in the U.S.

     v. VSNL has procured the Personal Computers required for setting up the Fax Node in india.

     vi.  Traffic on the Fax Node will be on a two way basis.

     vii. The accounting of the Fax traffic will be similar to the accounting for the voice, as paid minutes of traffic sent on

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the telephone lines.  Settlement will be done on a duration basis, not on a page basis.

     viii. Both parties agree to jointly proliferate the Fax
Nodes and interconnect them.

     ix. STARTEC agrees to market the Fax Node in the U.S.A. as a STARTEC/VSNL joint service, and similarly VSNL agrees to market it as a VSNL/STARTEC joint product in India.

     x. The Fax Nodes installed using STARTEC technology will be used exclusively with STARTEC.

     xi. Traffic will be both ways with VSNL offering the service through all its telecommunications Bureaus.

     xiii. Commercial operation of the Fax Node will commence upon mutual Agreement, but no later than when the additional circuits are commissioned.

3.   STARTEC Direct:

     i. VSNL will provide STARTEC with a direct access number for customers in India, wishing to access with STARTEC network in U.S.A.

     ii. Calls originating via this plan will be treated as incoming into India.

     iii. STARTEC will remit accounts and settlements to VSNL for this service, in accordance with the procedure adopted for the PSTN Voice Service.

4.   Leased Lines:

     i. VSNL agrees to assist STARTEC in providing its customers with dedicated leased lines, as and when requested.

     ii. The actual terms and conditions for this service will be decided on a case by case basis via faxes.

5.   Remote Offices:

     i. The parties agree to explore the possibility of setting up digital links between the U.S.A. and technology parks in India, which would enable to transmission of data from the U.S.A.
for processing in India.

     ii. Specific terms for this service will be subsequently negotiated, agreed upon and recorded in a supplementary
Agreement.


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6.   Video Conferencing:

     i. The Parties agree to explore the possibility of setting up video conferencing facilities between India and U.S.A.

     ii. Specific terms for this service will be subsequently negotiated, agreed upon and recorded in a supplementary
Agreement.

                           ARTICLE III

                       Link Specifications:

I.   Operations will commence initially via the [CT REQUESTED].

ii. Thereafter circuits will be expanded upon mutual Agreement via CME or new routes.

iii. STARTEC will pay for transit charges on a full length basis for hard patched circuits, in case traffic is routed on dedicated international links. If the traffic is routed via auto transit facilities of other international carriers, STARTEC will bear the full transit charges and VSNL will be entitled to fifty percent of the Total Accounting Rate.

iv. The circuits will be configured as two way circuits and STARTEC will receive return traffic in accordance with VSNL's practice with other International carriers of U.S.A.

                            ARTICLE IV

                  Accounting Rate and Procedures

     1. The Total Accounting Rate between U.S.A. and India will be $2.00 per minute until March 31, 1993. This is based on the Agreement that at all times the same total Accounting Rate (TAR), including any revisions, will be equally applicable to all U.S. based carriers including STARTEC.

     2. The accounting rate shall be shared between the parties in such a way that VSNL receives 50% if the Total Accounting Rate
(T.A.R.) and transit charges if payable to other international carriers will be borne by STARTEC.

     3. Service messages between the parties will be exchanged free of charge.

     4. Each Party shall keep full and complete records of all calls originated on its side and each party shall be responsible as between the parties for the collections of the charges in respect of al messages originated on its side. For purposes of accounting between the parties no allowance shall be made for bad debts.
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     5.   Both parties shall render to the other an account of
traffic routed on its side during each calendar month not later than the 20th of the following month to which the account relates.

     6. The account shall be deemed to have accepted by the party to whom it is rendered if that party does not take objection thereto in writing within one month of the receipt of the account by the other party to which that account refers.

     7. Settlement and payment of dues on such account shall take place not later than the last working day of the month following the month in which the account is tendered by TMO, Demand Drafts or Bank Transfers. Unless specifically agreed the payment shall be effected in U.S. Dollars.

     8. Any hard patch or transit charges payable by STARTEC in respect of hard patched charges will be made in advance or directly to the third carrier by STARTEC.

                            ARTICLE V

     1.   Liability for Loss/Damage:

     Neither party shall be liable to the other Party for any losses or damages either direct, indirect, consequential or otherwise sustained by reason of any failure in or breakdown of the communications systems or facilities herein provided for, or for any interruption of the service, whether caused by Act of God, insurrection or civil disorder, war or military operations, national or local emergency, acts or omissions of any Government authorities, industrial disputes, fire, lightening, explosion, inclement weather, or other causes beyond the control of either Party.

     2.   Sales Effort:

     Each Party undertakes with the other Party to promote on a non-exclusive basis the sale of the agreed upon telecommunications services.

     3.   Transfer of Rights:

     Neither Party shall transfer or assign its rights or obligations under this Agreement, without prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No consent shall be required for transfers or assignments by either Party to its legal successor or Parent or Subsidiary.

     4.   Government Regulations:


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     At all times during the terms of this Agreement, the parties hereto agree to comply and remain in compliance with all applicable laws, rules and regulations relating to or affecting the performance of each of their obligations hereunder and shall secure and maintain in full force and effect all licenses, permits and authorizations from al government agencies, to the extent the same are required or necessary for the performance of their respective obligations hereunder.

     5.   Intellectual Property Rights:

     The Parties agree that trademarks, inventions, patents, copyrights, registered designs, service marks, trade name and all other intellectual property shall remain in the ownership of the person or Party originating the same for the terms of this Agreement, and nothing contained herein shall confer or be deemed to confer on either Party, expressly, implied, or otherwise, any rights or licenses in the intellectual property of the other.

     6.   Proper Notice:

     Any communication or notice by either Party should be sent to the registered office of the addressee as given in the preamble to this Agreement, or to such other address as amy be notified in writing by either party to the other as an address to which such communications may be sent. All such communications will be sent by registered mail or registered courier only.

     7.   Arbitration:

     Any dispute, controversy or claim arising out of or in connection with this Agreement, or breach, termination or validity hereof, shall first be settled through friendly discussion or negotiations between the Parties. If the dispute cannot be amicably settled either Party, as soon as practicable, the dispute amicably has been made to the other Party, give to the other notice in writing of the existence of such question, dispute or difference, specifying the nature and the point at issue, and the same shall be finally settled by Arbitration in India, in accordance with the Indian Arbitration Act and relevant regulations in force at that time. Arbitration will be conducted by a neutral arbitrator acceptable to both parties.

     8.   [CT REQUESTED]

     9.   Term and Termination:

          a. the Agreement will become effective from the date on which both Parties sign below and shall continue in effect for an initial term of two years from that date. The agreement shall be renewed for successive two year terms, unless terminated in accordance with the provisions below.

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          b.   This Agreement may be terminated for violation of
any terms incorporated in this Agreement by either Party by giving at least three months written notice to the other Party.
In particular the Agreement could be terminated:

          (i)         for default in payment of dues.

          (ii)        for poor grade of telephony service
                      compared to the performance of other
                      international carriers of USA.

and       (iii)       if the traffic volume overaged over a
                      period of calendar month in terms of paid minutes per circuit per day falls below the average performance of other USA carriers.

               The grade of service and traffic volumes referred under b (ii) and be (iii) will be reckoned after the expansion of circuits as referred in Article-II and Article-III of this agreement.

          c. If the Party to whom written notice is given in accordance with the provisions contained herein, rectifies the same, the Agreement shall continue for its full term, including any renewal of the same.

          d. In case of termination of this Agreement, the parties shall continue to be liable for the dues arising out of the Agreement and shall settle the same in accordance with the provisions of this Agreement.

IN WITNESS WHEREOF THE SECRETARY OF VSNL AND THE REPRESENTATIVE
OF STARTEC HAVE HEREUNDER SET THEIR RESPECTIVE HANDS THE DAY AND
YEAR FIRST ABOVE WRITTEN.

Signatures:

For STARTEC                   For Videsh Sanchar Nigam Limited

Name      /S/                 Name      /s/
     SUHAIL NATHANI                SATISH RANADE
Title Legal Advisor &         Title
      authorized signatory

Date 12th Nov.'92             Date  12-11-92




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